UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2022

908 Devices Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39815	45-4524096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

645 Summer Street

Boston, MA   02210

(Address of principal executive offices, including zip code)

(857) 254-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MASS	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2022, Nicolas Barthelemy advised the Board of Directors (the “Board”) of 908 Devices Inc. (the “Company”) of his decision not to stand for re-election as a member of the Board at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held in June 2022. Mr. Barthelemy also serves as the chair of the Board’s Compensation Committee. Mr. Barthelemy has been a member of the Board since February 2018.

Mr. Barthelemy has indicated his intention to continue to serve as a director and chair of the Board’s Compensation Committee until the date of the Annual Meeting. Mr. Barthelemy’s decision not to stand for re-election was not a result of a disagreement with management regarding the Company’s operations, policies, practices or otherwise.

In its acceptance of Mr. Barthelemy’s decision not to stand for re-election, the Board expressed its gratitude and appreciation to Mr. Barthelemy for his four years of service to the Company.

From the date of the Annual Meeting, the Company expects Jeffrey P. George to serve as chair of the Compensation Committee, and Marcia Eisenberg, Ph.D. to be appointed to serve as an additional member of such Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2022	908 Devices Inc.

	By:	/s/ Michael S. Turner
Name: Michael S. Turner
Title: VP, General Counsel